CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation of our report dated November 13, 1997, included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (Nos. 33-40586, 33-43702, 33-47298, 33-73800, 333-9705
and 333-37927).


GOLDSTEIN GOLUB KESSLER & COMPANY, P.C.
New York New York

December 15, 1997